                                                                      EXHIBIT 5

                                                                 March 31, 2000

Excel Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

         Re:      AMENDMENT TO NOTE PURCHASE AGREEMENT

Gentlemen:

         This Amendment will confirm our agreement to amend the Note Purchase Agreement dated October 6, 1999 (the "AGREEMENT") between Legacy and Lender and the Note issued under the Agreement. Capitalized terms used and not otherwise defined herein are used with the meanings assigned to them in the Agreement.

1. RELATION TO AGREEMENT. Except as hereby amended, the Agreement shall continue in full force and effect.

2. PREPAYMENT IN PART OF OUTSTANDING BORROWINGS. The parties hereby agree that $18,000,000 (the "PREPAYMENT AMOUNT") of the $27,347,150.25 in principal outstanding under the Note as of the date hereof shall be deemed prepaid under
Section 2.C. of the Agreement upon Legacy's issuance to Lender of 5,100,000 shares of Legacy's Common Stock, par value $0.01 per share (the "SHARES"). Notwithstanding any requirement that payment of outstanding borrowings under the Agreement or the Note be made in cash, upon issuance of the Shares, principal borrowings under the Note in an amount equal to the Prepayment Amount shall be deemed paid-in-full, and Lender agrees to make appropriate notation on the grid attached to the Note reflecting such prepayment.

3.       REPRESENTATIONS OF LENDER. Lender represents to Legacy as follows:

         - Lender has all requisite power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Amendment constitutes a legally valid and binding obligation of Lender, enforceable against Lender in accordance with its terms.

         - Lender is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         - The Shares are being acquired by Lender for its own account, not as a nominee or agent, and not with a view to the sale or other disposition of any part thereof, and Lender has no present intention of selling, granting any participation in, or otherwise disposing of the Shares or any interest therein.

         - Lender is acquiring the Shares hereunder "solely for the purpose of investment" within the meaning of Section 801.1(i)(1) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with no intention of participating in the formulation, determination or direction of the basic business decisions of Legacy.

         - Lender understands that the exemptions from registration and certain government approvals relied upon by Legacy depend upon, among other things, the bona fide nature of Lender's investment intent expressed above and Lender's other representations herein.

         - Upon Lender's receipt of Legacy's irrevocable instruction to its transfer agent to issue 5.1 million shares to Lender, Lender agrees to immediately release 4,363,522 of the 7,272,538 PEI shares which had been previously pledged as security under the Agreement.

4.       REPRESENTATIONS OF LEGACY. Legacy represents to Lender as follows:

         - Legacy has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by Legacy of this Amendment has been duly authorized by all necessary corporate action of Legacy. This Amendment constitutes a legally valid and binding obligation of Legacy, enforceable against Legacy in accordance with its terms.

         - The Shares to be issued and delivered under the Amendment will be duly and validly issued, fully paid and nonassessable.

5. REGISTRATION RIGHTS. The parties agree to enter into a Registration Rights Agreement in the form attached hereto as Exhibit A.

6. EFFECT ON FUTURE BORROWINGS. Although Lender acknowledges that Legacy has the right to borrow an additional $2,652,849.75 under the Agreement as provided in, and subject to the terms and conditions of, the Agreement, nothing herein shall constitute consent from Lender to payment of any amounts borrowed under the Agreement in the form of shares of Common Stock of Legacy other than the Prepayment Amount.

7. FURTHER ASSURANCES. The parties hereto agree to use all reasonable efforts to take, or cause to be taken and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Amendment.

8. MISCELLANEOUS. This Amendment shall be governed and construed on the same basis as the Agreement, as set forth therein. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                               [Signatures Follow]

         If the foregoing provisions accurately reflect our agreement, please so indicate by executing this Amendment as indicated in the space below, at which point it shall become binding between us.

                                        Very truly yours,

                                        The Sol and Helen Price Trust

                                        By: /s/ SOL PRICE
                                            -------------------------
                                        Name:  SOL PRICE
                                              -----------------------
                                        Title:  TRUSTEE
                                               ----------------------


Accepted and Agreed:

Excel Legacy Corporation

By:  /s/ S. ERIC OTTESEN
    -------------------------
Name:  S. ERIC OTTESEN
      -----------------------
Title:  SENIOR VICE PRESIDENT
       ----------------------

                                                                   May 18, 2000


Excel Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

         Re:      SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

Gentlemen:

         This Second Amendment will confirm our agreement to amend the Note Purchase Agreement dated October 6, 1999, as amended March 31, 2000 (the "FIRST AMENDMENT," and together with the Note Purchase Agreement, the "AGREEMENT") between Legacy and Lender. Capitalized terms used and not otherwise defined herein are used with the meanings assigned to them in the Agreement.

1. RELATION TO AGREEMENT. Except as hereby amended, the Agreement shall continue in full force and effect. To the extent any amendment herein or in the First Amendment to the Pledge Agreement attached hereto as Exhibit A shall modify the definition of any term contained in the Agreement, such modified definition shall apply to the Agreement.

2.       RELEASE OF PEI SHARES.

         a)       The parties acknowledge that pursuant to paragraph six of
                  Section 3 of the First Amendment Lender agreed to release 4,363,522 of the 7,272,538 PEI shares that had been previously pledged by Legacy as security under the Agreement.

         b) The parties acknowledge that both numbers relating to the PEI shares (i.e., 4,363,522 and 7,272,538) identified in paragraph six of Section 3 of the First Amendment were incorrect. The parties hereby agree that the correct number of PEI shares to be released hereunder shall be 4,016,940 of the 6,102,880 PEI shares that had been previously pledged by Legacy as collateral under the Agreement.

         c) Lender hereby acknowledges and confirms that, in accordance with Section 3 of the First Amendment, Legacy has issued 5.1 million shares of common stock of Legacy, par value $0.01 per share, and Lender accordingly has released the security interest granted in favor of Lender in 4,016,940 of the 6,102,880 PEI shares that had been previously pledged by Legacy as security under the Agreement.

3. FURTHER ASSURANCES. In order to more fully evidence Lender's release of the 4,016,940 PEI shares, the parties hereto agree to use all reasonable efforts to take, or cause to be taken, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Second Amendment, including, without limitation, the following:

         - Lender shall cause James F. Cahill (the "PRICE NOTE COLLATERAL AGENT") to execute the First Amendment to Pledge Agreement in the form attached hereto as Exhibit A.

         - Lender shall cause the Price Note Collateral Agent to surrender, or cause to be surrendered, to the transfer agent of PEI (the "TRANSFER AGENT") Share Certificate Number 0045 (the "SHARE Certificate"), which certifies that Legacy is the owner of 6,102,880 shares of PEI common stock, and surrender, or cause to be surrendered, to Legacy that certain Assignment Separate from Certificate dated November 11, 1999.

         - Promptly following surrender of the Share Certificate by the Price Note Collateral Agent to the Transfer Agent and the Assignment Separate from Certificate to Legacy, Legacy shall cause to be delivered to the Price Note Collateral Agent a certificate that certifies that Legacy is the owner of 2,085,940 shares of PEI common stock, together with an executed Assignment Separate from Certificate with respect to such shares.

         - Lender (or the Price Note Collateral Agent on behalf of Lender) and Legacy shall execute and file with the California Secretary of State a Form UCC-2, in the form attached hereto as Exhibit B.

         - The parties shall attach a grid in the form attached hereto as Exhibit C to the Secured Promissory Note as contemplated by the Agreement and the Secured Promissory Note.

4.       REPRESENTATIONS OF LENDER.

         a) Lender represents to Legacy that Lender has all requisite power and authority to execute and deliver this Second Amendment and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Second Amendment constitutes a legally valid and binding obligation of Lender, enforceable against Lender in accordance with its terms.

         b) Lender represents, warrants and covenants that the 4,016,940 PEI shares released by Lender shall be returned to Legacy free and clear of any claims of interests of any party arising through Lender.

5. REPRESENTATION OF LEGACY. Legacy represents to Lender that Legacy has all requisite corporate power and authority to execute and deliver this Second Amendment and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by Legacy of this Second Amendment have been duly authorized by all necessary corporate action of Legacy. This Second Amendment constitutes a legally valid and binding obligation of Legacy, enforceable against Legacy in accordance with its terms.

6. MISCELLANEOUS. This Second Amendment shall be governed and construed on the same basis as the Agreement, as set forth therein. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing provisions accurately reflect our agreement, please so indicate by executing this Second Amendment as indicated in the space below, at which point it shall become binding between us.

                                    Very truly yours,

                                    The Sol and Helen Price Trust

                                    By:  /s/ SOL PRICE
                                        -------------------------
                                    Name:     Sol Price
                                          -----------------------
                                    Title:    Trustee
                                           ----------------------


Accepted and Agreed:

Excel Legacy Corporation

By:  /s/ S. ERIC OTTESEN
    ----------------------------
Name:   S. Eric Ottesen
      --------------------------
Title:  Senior Vice President
       -------------------------

                                    EXHIBIT A

                       FIRST AMENDMENT TO PLEDGE AGREEMENT

         This FIRST AMENDMENT TO PLEDGE AGREEMENT (this "AMENDMENT") is made and entered into as of May __, 2000, by and between Excel Legacy Corporation, a Delaware corporation (the "PLEDGOR"), and James F. Cahill (the "PRICE NOTE COLLATERAL AGENT"), as collateral agent in favor of the Holders (the "HOLDERS") of the Pledgor's Secured Promissory Note issued pursuant to that certain Note Purchase Agreement by and between the Pledgor and the Sol and Helen Price Trust dated as of October 6, 1999.

                                    RECITALS

         WHEREAS, the Pledgor made and entered into that certain Pledge Agreement (the "PLEDGE AGREEMENT") as of October 6, 1999 in favor of the Price Note Collateral Agent, as collateral agent in favor of the Holders; and

         WHEREAS, the Pledgor and the Price Note Collateral Agent, with the consent of the Holders, desire to amend certain terms and provisions of the Pledge Agreement as set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Price Note Collateral Agent amend the Pledge Agreement as follows:

         1. RELATION TO PLEDGE AGREEMENT. Except as hereby amended, the Pledge Agreement shall continue in full force and effect.

         2. CAPITALIZED TERMS. Capitalized terms used and not otherwise defined herein are used with the meaning attributed to them in the Pledge Agreement.

         3. PLEDGE. Section 1(b) of the Pledge Agreement is hereby amended and restated as follows:

                  (b) all additional shares of, and all securities convertible into and all warrants, options or other rights to purchase, Common Stock of the Issuer from time to time acquired after the date of this Amendment by the Pledgor in any manner, and the certificates representing such additional shares (any such additional shares and other items shall constitute part of the Price Note Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of the foregoing, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

         4. SCHEDULE I. Schedule I to the Pledge Agreement is hereby amended and restated as follows:


                                   SCHEDULE I

                                 PLEDGED SHARES

                                              NUMBER OF PRICE NOTE                   SHARE CERTIFICATE
           ISSUER                               PLEDGED SHARES(1)                        NUMBER(S)
           ------                             --------------------                   -----------------
    Price Enterprises, Inc.                        3,918,939                               0830
    Price Enterprises, Inc.                        2,132,470                               0831
    Price Enterprises, Inc.                        2,085,940                               [0__]




--------

(1) Notations shall be made from time to time on this Schedule I by the parties to the Pledge Agreement with respect to any Price Note Pledged Shares which are the subject of any Debentures Collateral Identification Certificate or Senior Notes Collateral Identification Certificate and upon redelivery, if applicable, of any shares that were previously the subject of any such certificates.

         5. REPRESENTATION OF THE PRICE NOTE COLLATERAL AGENT. The Price Note Collateral Agent Lender represents to the Pledgor that the Price Note Collateral Agent has all requisite power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement constitutes a legally valid and binding obligation of the Price Note Collateral Agent, enforceable against the Price Note Collateral Agent in accordance with its terms.

         6. REPRESENTATION OF THE PLEDGOR. The Pledgor represents to the Price Note Collateral Agent that the Pledgor has all requisite corporate power and authority to execute and deliver this Amendment. The execution, delivery and performance by the Pledgor of this Amendment have been duly authorized by all necessary corporate action of the Pledgor. This Amendment constitutes a legally valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

         7. FURTHER ASSURANCES. The parties hereto agree to use all reasonable efforts to take, or cause to be taken and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Amendment.

         8. MISCELLANEOUS. This Amendment shall be governed and construed on the same basis as the Pledge Agreement, as set forth therein. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

                                  PLEDGOR

                                  EXCEL LEGACY CORPORATION,
                                  a Delaware Corporation

                                  By:
                                      ------------------------------------
                                  Name:
                                        ----------------------------------
                                  Title:
                                         ---------------------------------


                                  PRICE NOTE COLLATERAL AGENT


                                  ----------------------------------------
                                  JAMES F. CAHILL,
                                  as Price Note Collateral Agent